UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2026
_______________________________
UFP TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-12648	04-2314970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Hale Street
Newburyport, Massachusetts - USA 01950-3504
(Address of Principal Executive Offices) (Zip Code)
(978) 352-2200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer

In connection with the previously announced appointment of Mitchell C. Rock as the Chief Executive Officer, effective as of June 4, 2026 (the “Appointment Date”), of UFP Technologies, Inc., a Delaware corporation (the “Company”), at a meeting held on February 10, 2026, Compensation Committee approved an employment offer letter for Mr. Rock, which he executed and delivered to the Company on February 10, 2026 (the “Employment Offer Letter”).

The Employment Offer Letter provides for a base salary of $700,000 per year, as of the Appointment Date. After the Appointment Date, Mr. Rock is eligible for an annual bonus target of up to 100% of his annual base salary, pro-rated for the time period served in the capacity of the Chief Executive Officer, subject to achievement of certain objectives to be approved and established by the Compensation Committee. The Employment Offer Letter also provides that Mr. Rock is eligible to receive an annual long-term incentive award (the “LTI Award”) with a target of up to $1,750,000 of restricted stock units (“RSUs”), subject to the terms of the Company’s 2003 Incentive Plan, as amended and restated (the “2003 Incentive Plan”), and subject to vesting and other terms set by the Compensation Committee.

The Employment Offer Letter further provides that on the Appointment Date, Mr. Rock will be awarded a one-time grant of $650,000 worth of RSUs, subject to a three year vesting period. Beginning with the 2027 fiscal year, Mr. Rock will be eligible to receive an LTI Award with a target of up to $3,000,000 worth of RSUs, subject to the terms of the 2003 Incentive Plan, and subject to vesting and other terms set by the Compensation Committee.

Concurrently with the Employment Offer Letter, Mr. Rock and the Company executed a Non-Compete/Confidential Information Agreement, which provide for certain restrictions on Mr. Rock’s use of the Company’s confidential information and certain prohibitions on Mr. Rock’s ability to compete with the Company or solicit the Company’s customers or employees. Additionally, the parties entered an Executive Severance Agreement, which provides that if (i) the Company terminates Mr. Rock without Cause (as defined in the Form of Executive Severance Agreement), (ii) Mr. Rock terminates his employment for Good Reason (as defined in the Form of Executive Severance Agreement), and such termination does not occur in connection with a Change of Control (as defined in the the Form of Executive Severance Agreement), then Mr. Rock will be entitled to receive severance benefits in an amount equal to 18 months of base salary and, if applicable, reimbursement for COBRA payments for up to 18 months. If the Company undergoes a Change of Control event (as defined in the Form of Executive Severance Agreement) and within six months thereof Mr. Rock is terminated by the Company without Cause, or Mr. Rock terminates employment for Good Reason, he will be entitled to receive (i) a lump sum payment in an amount equal to two times the sum of his annual base salary and full target bonus for the fiscal year of termination, (ii) full acceleration of all unvested equity, with any undetermined performance based equity awarded at target, and (iii) if applicable, COBRA payments for up to 18 months.

The foregoing description of the Employment Offer Letter and the Form of Executive Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Base Salaries

At a meeting on February 10, 2026, the Compensation Committee approved increases in the base salaries of the Company’s named executive officers, effective as of the date set forth in the table below. The following table sets forth the new base salary of each of the Company’s named executive officers whose base salary was adjusted by the Compensation Committee.

Name and Title	2026 Base Salary	Effective Date
Mitchell C. Rock President	$550,000**	January 1, 2026
Ronald J. Lataille Senior Vice President, Treasurer and Chief Financial Officer	$505,000	January 1, 2026
Christopher P. Litterio Senior Vice President of Human Resources and Chief Counsel	$400,500	January 1, 2026
Jason Holt Senior Vice President^^	$400,000	January 1, 2026

**As previously announced, on the Appointment Date, Mr. Bailly will retire from his position as the Chief Executive Officer of the Company. From January 1, 2026 through the Appointment Date, Mr. Bailly is entitled to a base salary at an annual rate of $789,000. Mr. Bailly shall remain in the position of the Executive Chairman through his retirement in 2027, and after the Appointment Date his salary shall be at an annual rate of $600,000. Following the Appointment Date, Mr. Rock’s base salary shall be adjusted to $700,000 per annum, in accordance with the Employment Offer Letter.
^^Commensurate with the expansion of Mr. Holt’s responsibilities, he became a Senior Vice President and received a raise in connection with that promotion.

Stock Unit and Performance Share Awards

Also at its February 10, 2026 meeting, the Compensation Committee approved the grant of stock unit awards and performance share awards to the Company’s named executive officers, as indicated below. Subject to the terms of the Company’s 2003 Incentive Plan, as amended and restated (the “2003 Incentive Plan”) and the stock unit award agreement and the performance share agreement, as applicable, evidencing each such award, each stock unit award and performance share award provides the recipient with the right to receive one share of common stock of the Company. The Compensation Committee also approved the grant of 19,061 stock unit awards to Mr. Bailly, representing $5.1 million worth of stock unit awards, which shall be fully vested on June 4, 2027, in accordance with the terms of a separate form of stock unit award agreement (the “Bailly Grant”). Recipients of the stock unit awards and the performance share awards will have no rights as stockholders of the Company in respect thereof, including, without limitation, the right to vote or to receive dividends, until and to the extent any applicable performance objectives have been satisfied, such stock unit awards have vested, and the issuance of the shares of common stock in respect of the stock unit awards has been appropriately evidenced.

Name and Title of Recipient of Stock Unit Awards	Number of Stock Unit Awards
Mitchell Rock President	3,270
Ronald J. Lataille Senior Vice President, Treasurer and Chief Financial Officer	3,115
Christopher P. Litterio Senior Vice President of Human Resources and Chief Counsel	1,215
Jason Holt Senior Vice President	1,121

All stock unit awards listed in the table above are subject to time-based and continuous employment vesting requirements. One-third of the stock unit awards listed above shall vest on March 1, 2027, one-third shall vest on March 1, 2028 and one-third shall vest on March 1, 2029, provided that the recipient remains continuously employed by the Company through each such vesting date.

Name and Title of Recipient of Performance Share Awards	Column A Number of “Target” Performance Share Awards (Upon Attainment of Certain Performance Objectives related to Operating income and Return on Invested Capital)	Column B Number of “Maximum” Performance Share Awards (Upon Attainment of All Performance Objectives related to Operating income and Return on Invested Capital, includes Awards from Column A)
Mitchell Rock President	3,270	6,540
Ronald J. Lataille Senior Vice President, Treasurer and Chief Financial Officer	3,115	6,230
Christopher P. Litterio Senior Vice President of Human Resources and Chief Counsel	1,215	2,430
Jason Holt Senior Vice President	1,121	2,242

The performance share awards listed in Columns A and B are subject to the Company meeting certain performance objectives (the “Performance Objectives”). The Compensation Committee shall determine whether and to what extent any of the Performance Objectives have been achieved by the Company. Such determination is currently expected to take place in February 2029. The issuance date for the performance share awards listed in Columns A and B is March 1, 2029, assuming achievement of the applicable Performance Objectives.

Any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company, except as noted above with respect to Mr. Rock. Any unvested performance share awards shall terminate upon the cessation of a recipient’s employment with the Company, except if employment is terminated due to death or disability, or upon a change in control (as defined in the 2003 Incentive Plan), upon which the unvested performance share awards shall vest immediately at the “Target” amount in Column A.

Notwithstanding the foregoing and only with respect to the award to Mr. Bailly, subject to the terms of Mr. Bailly’s employment agreement dated October 8, 2007, as amended (the “CEO Employment Agreement”), and the stock unit award agreement evidencing Mr. Bailly’s award, in the event that Mr. Bailly’s employment ceases without “cause” or for “good reason” (as such terms are defined in the CEO Employment Agreement), Mr. Bailly shall be entitled to receive shares that, but for such cessation of employment, would have otherwise been issued to Mr. Bailly pursuant to the terms of the stock unit awards discussed above, notwithstanding such cessation of employment. The Bailly Grant is subject to the terms of the CEO stock unit award agreement, and unless the business relationship (as defined therein) is terminated in accordance with the terms described therein, the Bailly Grant shall be fully vested.

In the event of a change in control of the Company (as defined in the 2003 Incentive Plan), any unvested awards listed in each of Columns A and B above shall become fully vested as of the effective date of such change in control, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such change in control, and, with respect to the stock unit awards listed in Columns A and B above, subject to achievement of any applicable Performance Objectives prior to the effective date of such change in control.

The above description of the stock unit awards and the performance share awards is qualified in its entirety by reference to the text of the CEO stock unit award agreement, the stock unit award agreement, or the performance share award agreement evidencing such awards, as applicable, copies of the forms of which are attached hereto as Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and are incorporated herein in their entirety by reference.

2026 Chief Executive Officer’s Performance Bonus Plan

Also at its February 10, 2026 meeting, the Compensation Committee approved a 2026 cash bonus plan for Mr. Bailly, payable on or about the Appointment Date, that included corporate financial performance targets and individual performance goals. This award was made under and pursuant to the 2003 Incentive Plan. The overall targeted bonus established under this plan was $400,000 (50.6% of Mr. Bailly’s 2026 base salary).

The Compensation Committee also approved the corporate financial performance targets and individual performance goals for a 2026 cash bonus plan for Mr. Rock. The target amount of such bonus was 70% of his base salary for the period prior to the Appointment Date and 100% of his base salary for the period following the Appointment Date. The actual bonus award, if any, will be determined based upon the level of achievement of the established performance targets and goals as determined by the Compensation Committee.

2026 Named Executive Officer Cash Bonus Plan

Also at its February 10, 2026 meeting, the Compensation Committee approved the corporate financial performance targets and individual performance goals for a 2026 cash bonus plan for Messrs. Lataille, Litterio and Holt. The target amounts of such cash bonuses range from 50% to 60% of base salary for each of the officers. The actual amount of each cash bonus, if any, will be subject to increase or decrease at the discretion of the Compensation Committee.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1^	Employment Offer Letter, Mitchell C. Rock, dated February 10, 2026.
10.2†	Form of Executive Severance Agreement, Mitchell C. Rock.
10.3	Form of 2026 CEO Stock Unit Award Agreement.
10.4	Form of 2026 Stock Unit Award Agreement.
10.5^	Form of Performance Share Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.
^	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP Technologies, Inc.

Date: February 13, 2026	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Senior Vice President